                                 EXHIBIT 11.1

                           INNOVASIVE DEVICES, INC.
    Statement Regarding Computation of Pro Forma Net Loss Per Common Share

                                               Three months ended                       Six months ended
                                                       June 30,                           June 30,
                                              ---------------------------     ---------------------------
                                                  1997             1996             1997           1996
                                                  ----             ----             ----           ----
                                                      (unaudited)                      (unaudited)
Net loss                                        $(14,626,000)  $ (967,000)     $(15,499,000)   $(2,114,000)
                                                ============   ==========      ============    ===========
Weighted average common shares
  outstanding:

     a.  Shares attributable
          to common stock outstanding              7,327,672    3,311,477         7,294,456      2,561,746

     b.  Shares attributable to
          mandatorily convertible preferred
          stock                                                 2,570,242                        3,044,249

     c.  Shares attributable to common
          stock options pursuant to
          APB 15 and SAB 83                                                                         63,219
                                                -----------    ----------      ------------   ------------
Weighted average common shares
  outstanding                                      7,327,672    5,881,719         7,294,456      5,669,214
                                                ============   ==========      ============    ===========

Net loss per share                                    $(2.00)      $(0.16)           $(2.12)        $(0.51)
                                                ============   ==========      ============    ===========


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